EXHIBIT 99.1

FORM OF ARIBA PROXY CARD

(Form of Proxy)

ARIBA, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS             , 2004

(THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ARIBA)

The undersigned stockholder of Ariba, Inc. hereby appoints Robert M. Calderoni and James W. Frankola, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Ariba, Inc. to be held at              a.m., local time, on             , 2004, at                     , and any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 7. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN ITEM 7 SHOULD MARK A LINE THROUGH THE ENTIRE PROPOSAL.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS.

1. APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION BY AND AMONG ARIBA, INC., FLEET MERGER CORPORATION AND FREEMARKETS, INC.

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

2. APPROVAL OF EACH PROPOSED ALTERNATIVE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ENABLE THE COMPANY TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK IN A RATIO OF 1-FOR-5 OR 1-FOR-6. ASSUMING THESE AMENDMENTS ARE APPROVED, THE BOARD OF DIRECTORS WILL MAKE ONE OF THE AMENDMENTS EFFECTIVE BY FILING SUCH AMENDMENT WITH THE SECRETARY OF STATE OF DELAWARE AT ANY TIME PRIOR TO THE DATE THAT IS NINETY DAYS AFTER THE 2004 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY.

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

3. APPROVAL OF THE ELECTION OF RICHARD WALLMAN TO SERVE AS A DIRECTOR FOR A TERM ENDING UPON THE 2007 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL HIS SUCCESSOR IS ELECTED AND QUALIFIED.

☐ FOR    ☐ WITHHELD

4. APPROVAL OF THE ELECTION OF THOMAS MONAHAN TO SERVE AS A DIRECTOR FOR A TERM ENDING UPON THE 2007 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL HIS SUCCESSOR IS ELECTED AND QUALIFIED.

☐ FOR    ☐ WITHHELD

5. APPROVAL OF THE APPOINTMENT OF KPMG LLP AS ARIBA’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2004.

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

6. GRANTING THE PROXIES DISCRETIONARY AUTHORITY TO ADJOURN THE ANNUAL MEETING, INCLUDING FOR PURPOSES OF SOLICITING ADDITIONAL VOTES.

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

7. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.

Receipt of the joint proxy statement/prospectus dated             , 2004 is hereby acknowledged.

Name(s) of Stockholder

Signature(s) of Stockholder

Dated: , 2004.